UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2008

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective February 20, 2008, Zhone Technologies, Inc. entered into an amendment to its existing revolving credit and letter of credit facility and its existing accounts receivable purchase facility, each with Silicon Valley Bank (the “SVB Facilities”), providing for a one-year extension of the term of the SVB Facilities.

Under the SVB Facilities, Zhone has the option of borrowing funds at agreed upon rates of interest, so long as the aggregate amount of outstanding borrowings does not exceed $25.0 million. In addition, Zhone may sell specific accounts receivable to Silicon Valley Bank, on a non recourse basis, at agreed upon discounts to the face amount of those accounts receivable, so long as the aggregate amount of outstanding accounts receivable does not exceed $10.0 million. The SVB Facilities are renewed on an annual basis, and are currently scheduled to expire in March 2009. There can be no assurance that Silicon Valley Bank will agree to any future renewal of the SVB Facilities.

Under the SVB Facilities, $15.0 million was outstanding at December 31, 2007, and an additional $6.5 million was committed as security for various letters of credit. The amounts borrowed under the revolving credit facility bear interest, payable monthly, at a floating rate that, at Zhone’s option, is either (1) Silicon Valley Bank’s prime rate, or (2) the sum of the LIBOR rate plus 2.9%; provided that in either case, the minimum interest rate is 4.0%. Zhone’s obligations under the SVB Facilities are secured by substantially all of its personal property assets and those of its subsidiaries, including their intellectual property. The SVB Facilities contain certain financial covenants, and customary affirmative and negative covenants. If Zhone does not comply with the various covenants and other requirements under the SVB Facilities, Silicon Valley Bank is entitled, among other things, to require the immediate repayment of all outstanding amounts and sell Zhone’s assets to satisfy the obligations under the SVB Facilities.

The foregoing description of the SVB Facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to Loan Documents and Amendment to Receivables Purchase Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment to Loan Documents dated with an effective date of February 20, 2008 among Zhone Technologies, Inc., ZTI Merger Subsidiary III, Inc. and Silicon Valley Bank

10.2	Amendment to Receivables Purchase Agreement with an effective date of February 20, 2008 among Zhone Technologies, Inc., ZTI Merger Subsidiary III, Inc. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2008	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

10.1	Amendment to Loan Documents dated with an effective date of February 20, 2008 among Zhone Technologies, Inc., ZTI Merger Subsidiary III, Inc. and Silicon Valley Bank

10.2	Amendment to Receivables Purchase Agreement with an effective date of February 20, 2008 among Zhone Technologies, Inc., ZTI Merger Subsidiary III, Inc. and Silicon Valley Bank